UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 or 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  April 1, 2003


                            UIL HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)


Connecticut                       1-15995             06-1541045
------------                      -------             ----------
(State, or other jurisdiction     (Commission         (IRS Employer
of Incorporation)                 File Number)        Identification No.)



157 Church Street, New Haven, Connecticut             06506
-----------------------------------------             -----
(Address of principal executive offices)             (Zip Code)



Registrant's Telephone Number,
Including Area Code                                  (203) 499-2000





                                   None
-------------------------------------------------------------------------------
        (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On March 26, 2003, the Connecticut Department of Public Utility Control ("DPUC") reconsidered its March 12, 2003 decision regarding the examination of increased pension and post-retirement expenses of The United Illuminating Company ("UI" or "the Company") for 2003. The March 12, 2003 decision (see Report on Form 8-K filed March 12, 2003) provided that pending a decision in the reopened proceeding as to whether to grant recovery of any or all of the increased pension and post-retirement expense requested, UI would be allowed to reduce its previously ordered accelerated amortization of stranded costs for the first quarter of 2003 by $3,866,750, an amount equal to one-fourth of the recovery requested by UI. The March 26, 2003 decision modifies the March 12, 2003 decision by deleting that provision on the basis that "such ruling was inadvertently made and constitutes an error of law."

         The March 26, 2003 decision is otherwise unchanged, stating that "1) there are various changed conditions that have affected the pension related expenses of the Company, 2) the underlying causes of such changed conditions were largely beyond the Company's control, and 3) the impact on UI of the changed conditions is of a magnitude that could affect the Company's financial integrity."

         The reopened docket has been designated Docket No. 01-10-10RE02 - DPUC Review of The United Illuminating Company Rate Filing - Pension Expense. Hearings have been scheduled during April and May 2003. The Company has filed a separate request for an accounting order allowing it to defer the increased pension and postretirement expenses until a final decision, currently scheduled for May 2003, is rendered.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 UIL HOLDINGS CORPORATION
                                 Registrant



Date:  4/1/2003                  By      /s/ Louis J. Paglia
       --------                    -----------------------------------
                                           Louis J. Paglia
                                       Executive Vice President
                                      and Chief Financial Officer